Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Vast Solar Pty Ltd of our report dated March 22, 2023 relating to the financial statements of Nabors Energy Transition Corp. appearing in the Prospectus, which is part of this Registration Statement. Our report contains an explanatory paragraph regarding Nabors Energy Transition Corp.’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Prospectus

/s/ Ham, Langston & Brezina, L.L.P.

Houston, TX

June 28, 2023